                                 UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                    FORM 8-K

               CURRENT REPORT PURSUANT TO SECTION 13 OR 15(d) OF
                      THE SECURITIES EXCHANGE ACT OF 1934

                        Date of Report: May 7, 1999

                         Commission File No. 001-13783

                      INTEGRATED ELECTRICAL SERVICES, INC.

             (Exact name of registrant as specified in its charter)

           DELAWARE                                       76-0542208
(State or other jurisdiction of             (I.R.S. Employer Identification No.)
 incorporation or organization)


                             515 Post Oak Boulevard
                                   Suite 450
                                 Houston, Texas               77027-9408
                     (Address of principal executive offices) (zip code)

       Registrant's telephone number, including area code: (713) 860-1500

ITEM 5.  OTHER EVENTS

         Integrated Electrical Services, Inc., a Delaware corporation (the "Company") is a leading national provider and consolidator of electrical contracting and maintenance services, focusing primarily on the commercial, industrial, residential, powerline and data communication markets. In order to comply with the disclosure requirements of the Securities and Exchange Commission regarding the financial statements of significant recently acquired subsidiaries who serve as guarantors of the Company's 9 3/8% Senior Subordinated Notes due 2009, the Company is filing this Current Report containing the following audited financial statements.

(a) Financial Statements of Significant Guarantor Subsidiaries See Pages 1 through 23

                  INDEX TO FINANCIAL STATEMENTS OF SIGNIFICANT
                             GUARANTOR SUBSIDIARIES


                                                                                                              PAGE
                                                                                                              ----

               MILLS ELECTRICAL CONTRACTORS, INC. AND SUBSIDIARY
                    Report of Independent Public Accountants.............................................       2
                    Consolidated Balance Sheets..........................................................       3
                    Consolidated Statements of Operations................................................       4
                    Consolidated Statements of Cash Flows................................................       5
                    Consolidated Statements of Stockholders' Equity......................................       6
                    Notes to Consolidated Financial Statements...........................................       7


               DAVIS ELECTRICAL CONSTRUCTORS, INC.
                    Report of Independent Public Accountants.............................................      15
                    Balance Sheets.......................................................................      16
                    Statements of Income and Retained Earnings...........................................      17
                    Statements of Cash Flows.............................................................      18
                    Notes to Financial Statements........................................................      19

                    REPORT OF INDEPENDENT PUBLIC ACCOUNTANTS


To Mills Electrical Contractors, Inc.:

We have audited the accompanying consolidated balance sheets of Mills Electrical Contractors, Inc., a Texas corporation, and Subsidiary as of December 31, 1995 and 1996 and September 30, 1997, and the related consolidated statements of operations, cash flows and stockholders' equity for each of the three years in the period ended December 31, 1996 and for the year ended September 30, 1997 and for the period from October 1, 1997 through January 30, 1998. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Mills Electrical Contractors, Inc. and Subsidiary as of December 31, 1995 and 1996 and September 30, 1997, and the results of their operations and their cash flows for each of the three years in the period ended December 31, 1996 and for the year ended September 30, 1997 and for the period from October 1, 1997 through January 30, 1998, in conformity with generally accepted accounting principles.

ARTHUR ANDERSEN LLP

Houston, Texas
September 11, 1998

               MILLS ELECTRICAL CONTRACTORS, INC. AND SUBSIDIARY

                          CONSOLIDATED BALANCE SHEETS
                    (IN THOUSANDS, EXCEPT SHARE INFORMATION)

                                                                                           DECEMBER 31,               SEPTEMBER 30,
                                                                                     -------------------------        -------------
                                                                                       1995             1996             1997
                                                                                     --------         --------         --------

ASSETS
 CURRENT ASSETS:
   Cash and cash equivalents ..................................................      $  1,808         $  5,239         $    833
   Accounts receivable--
      Trade, net of allowance of $148, $252 and $353, respectively ............         6,251           10,121           13,137
      Retainage, net of allowance of $20, $74, $42 and $42, respectively ......           796            2,669            1,621
      Related parties .........................................................             3              208              632
      Other receivables .......................................................           307            1,055               27
   Inventories, net ...........................................................            69               49               93
   Costs and estimated earnings in excess of
      billings on uncompleted contracts .......................................           131              329            1,584
   Prepaid expenses and other current assets ..................................            29              118              120
                                                                                     --------         --------         --------
           Total current assets ...............................................         9,394           19,788           18,047
 PROPERTY AND EQUIPMENT, net ..................................................           912            1,675            2,397
 GOODWILL, net ................................................................            --              180              173
 OTHER ASSETS .................................................................           340              394              443
                                                                                     --------         --------         --------
           Total assets .......................................................      $ 10,646         $ 22,037         $ 21,060
                                                                                     ========         ========         ========

LIABILITIES AND STOCKHOLDERS' EQUITY

 CURRENT LIABILITIES:
   Line-of-Credit and current maturities of long-term debt ....................      $    131         $    294         $    643
   Accounts payable and accrued expenses--
      Trade ...................................................................         4,439            8,886            7,672
      Related parties .........................................................            23              633               --
   Billings in excess of costs and estimated earnings on uncompleted contracts.         1,746            4,523            1,966
   Unearned revenue and other current liabilities .............................            98               --               --
                                                                                     --------         --------         --------
           Total current liabilities ..........................................         6,437           14,336           10,281
                                                                                     --------         --------         --------
 LONG-TERM DEBT, net of current maturities ....................................           260              333              169
 MINORITY INTEREST ............................................................            --                3               75
 COMMITMENTS AND CONTINGENCIES
 STOCKHOLDERS' EQUITY:
   Common stock, $1 par value, 1,000 shares authorized, 855 shares
      issued and 727 shares outstanding .......................................             1                1                1
   Additional paid-in capital .................................................           175              175              175
   Retained earnings ..........................................................         3,824            7,240           10,410
   Treasury stock, 128 shares, at cost ........................................           (51)             (51)             (51)
                                                                                     --------         --------         --------
           Total stockholders' equity .........................................         3,949            7,365           10,535
                                                                                     --------         --------         --------
           Total liabilities and stockholders' equity .........................      $ 10,646         $ 22,037         $ 21,060
                                                                                     ========         ========         ========

       The accompanying notes are an integral part of these consolidated financial statements.

               MILLS ELECTRICAL CONTRACTORS, INC. AND SUBSIDIARY

                     CONSOLIDATED STATEMENTS OF OPERATIONS
                                 (IN THOUSANDS)

                                                                     YEAR ENDED                           NINE MONTHS ENDED
                                                                     DECEMBER 31,                            SEPTEMBER 30,
                                                     ------------------------------------------         -------------------------
                                                       1994             1995             1996             1996             1997
                                                     --------         --------         --------         --------         --------
                                                                                                               (UNAUDITED)
 REVENUES ...................................        $ 25,544         $ 35,250         $ 65,439         $ 43,684         $ 52,644
 COST OF SERVICES (including
   depreciation and amortization) ...........          20,937           27,372           50,535           33,998           44,035
                                                     --------         --------         --------         --------         --------
           Gross profit .....................           4,607            7,878           14,904            9,686            8,609
 SELLING, GENERAL AND
   ADMINISTRATIVE EXPENSES ..................           3,391            4,741            7,643            3,837            4,972
                                                     --------         --------         --------         --------         --------
           Income (loss) from operations ....           1,216            3,137            7,261            5,849            3,637
                                                     --------         --------         --------         --------         --------
 OTHER INCOME (EXPENSE):
   Interest expense .........................             (22)             (56)             (61)             (34)             (19)
   Other ....................................              92              195              215              153              215
                                                     --------         --------         --------         --------         --------
           Other income (expense), net ......              70              139              154              119              196
                                                     --------         --------         --------         --------         --------
 INCOME (LOSS) BEFORE MINORITY
   INTEREST AND PROVISION FOR
   STATE INCOME TAXES .......................           1,286            3,276            7,415            5,968            3,833
 Minority interest in net
   (income) loss of subsidiary ..............              --               --               (3)              (5)              --
                                                     --------         --------         --------         --------         --------
 INCOME (LOSS) BEFORE PROVISION
   FOR STATE INCOME TAXES ...................           1,286            3,276            7,412            5,963            3,833
 Provision for state income taxes ...........              52              131              309              182              147
                                                     --------         --------         --------         --------         --------
 NET INCOME (LOSS) ..........................        $  1,234         $  3,145         $  7,103         $  5,781         $  3,686
                                                     ========         ========         ========         ========         ========

                                                                      PERIOD  FROM
                                                                       OCTOBER 1,
                                                                          1997
                                                      YEAR ENDED        THROUGH
                                                     SEPTEMBER 30,     JANUARY 30,
                                                         1997             1998
                                                       --------         --------

 REVENUES ...................................          $ 74,399         $ 20,882
 COST OF SERVICES (including
   depreciation and amortization) ...........            60,572           16,244
                                                       --------         --------
           Gross profit .....................            13,827            4,638
 SELLING, GENERAL AND
   ADMINISTRATIVE EXPENSES ..................             8,778            5,385
                                                       --------         --------
           Income (loss) from operations ....             5,049             (747)
                                                       --------         --------
 OTHER INCOME (EXPENSE):
   Interest expense .........................               (46)             (57)
   Other ....................................               277               44
                                                       --------         --------
           Other income (expense), net ......               231              (13)
                                                       --------         --------
 INCOME (LOSS) BEFORE MINORITY
   INTEREST AND PROVISION FOR
   STATE INCOME TAXES .......................             5,280             (760)
 Minority interest in net
   (income) loss of subsidiary ..............                 2               --
                                                       --------         --------
 INCOME (LOSS) BEFORE PROVISION
   FOR STATE INCOME TAXES ...................             5,282             (760)
 Provision for state income taxes ...........               274               84
                                                       --------         --------
 NET INCOME (LOSS) ..........................          $  5,008         $   (844)
                                                       ========         ========

       The accompanying notes are an integral part of these consolidated financial statements.

               MILLS ELECTRICAL CONTRACTORS, INC. AND SUBSIDIARY

                     CONSOLIDATED STATEMENTS OF CASH FLOWS
                                 (IN THOUSANDS)

                                                                                                               NINE MONTHS
                                                                       YEAR ENDED                                ENDED
                                                                       DECEMBER 31,                           SEPTEMBER 30,
                                                         ---------------------------------------         -----------------------
                                                           1994           1995            1996            1996             1997
                                                         -------         -------         -------         -------         -------
                                                                                                               (UNAUDITED)
 CASH FLOWS FROM OPERATING ACTIVITIES:
   Net income (loss) ................................... $ 1,234         $ 3,145         $ 7,103         $ 5,781         $ 3,686
   Adjustments to reconcile net income
     To net cash provided by (used in)
     Operating activities --
     Depreciation and amortization .....................     179             253             385             197             449
     Loss (gain) on sale of property and equipment .....      (2)             --             (20)            (21)              5
     Changes in operating assets and liabilities --
       (Increase) decrease in --
         Accounts receivable ...........................  (2,107)         (1,894)         (6,997)         (9,998)         (1,364)
         Inventories, net ..............................      10               1              20               2             (45)
         Costs and estimated earnings in
           excess of billings on uncompleted contracts..    (402)            386            (198)           (307)         (1,255)
         Prepaid expenses and other current assets .....     (46)            105             (89)           (149)             (2)
       Increase (decrease) in --
         Accounts payable and accrued expenses .........   1,780           1,178           5,057           3,090          (1,846)
         Billings in excess of costs and
           estimated earnings on uncompleted contracts..    (353)          1,159           2,777           3,926          (2,556)
         Unearned revenue and other current liabilities.      --              98             (98)            (98)             --
     Other, net ........................................     (64)            (29)            (52)           (130)             22
                                                         -------         -------         -------         -------         -------
     Net cash provided by (used in) operating
        activities .....................................     229           4,402           7,888           2,293          (2,906)
                                                         -------         -------         -------         -------         -------
 CASH FLOWS FROM INVESTING ACTIVITIES:
   Increase in notes receivable ........................     (12)           (291)            (75)            (75)             --
   Collection of notes receivable ......................     140             141             377             377              --
   Proceeds from sale of property and equipment ........       8              15              44              44               8

   Additions of property and equipment .................    (279)           (255)           (912)           (538)         (1,177)
                                                         -------         -------         -------         -------         -------
         Net cash used in investing activities .........    (143)           (390)           (566)           (192)         (1,169)
                                                         -------         -------         -------         -------         -------
 CASH FLOWS FROM FINANCING ACTIVITIES:
   Borrowings of long-term debt ........................      --              --              --              --           1,000
   Payments of long-term debt ..........................     (19)           (136)           (204)           (117)           (815)
   Distributions to stockholders .......................    (147)         (2,216)         (3,687)           (426)          (516)
   Sale of treasury stock ..............................     181              --              --              --              --
                                                         -------         -------         -------         -------         -------
         Net cash provided by (used in)
           financing activities ........................      15          (2,352)         (3,891)           (543)           (331)
                                                         -------         -------         -------         -------         -------
 NET INCREASE (DECREASE) IN CASH AND
   CASH EQUIVALENTS ....................................     101           1,660           3,431           1,558          (4,406)
 CASH AND CASH EQUIVALENTS, beginning of Period ........      47             148           1,808           1,808           5,239
                                                         -------         -------         -------         -------         -------
 CASH AND CASH EQUIVALENTS, end of Period .............. $   148         $ 1,808         $ 5,239         $ 3,366         $   833
                                                         =======         =======         =======         =======         =======
 SUPPLEMENTAL DISCLOSURE OF CASH FLOW INFORMATION:
   Cash paid for --
     Interest .......................................... $    22         $    56         $    61         $    34         $    19
     Income Taxes ...................................... $    --         $    55         $    93         $    93         $   105

                                                                             PERIOD
                                                                              FROM
                                                                            OCTOBER 1,
                                                                              1997
                                                           YEAR ENDED        THROUGH
                                                          SEPTEMBER 30,     JANUARY 30,
                                                              1997            1998
                                                          ------------      -----------
 CASH FLOWS FROM OPERATING ACTIVITIES:
   Net income (loss) ...................................     $ 5,008         $  (844)
   Adjustments to reconcile net income
     To net cash provided by (used in)
     Operating activities --
     Depreciation and amortization .....................         637             245
     Loss (gain) on sale of property and equipment .....           6               3
     Changes in operating assets and liabilities --
       (Increase) decrease in --
         Accounts receivable ...........................       1,637           2,157
         Inventories, net ..............................         (27)             47
         Costs and estimated earnings in
           excess of billings on uncompleted contracts..      (1,146)           (319)
         Prepaid expenses and other current assets .....          58              35
       Increase (decrease) in --
         Accounts payable and accrued expenses .........         121              25
         Billings in excess of costs and
           estimated earnings on uncompleted contracts..      (3,705)            415
         Unearned revenue and other current liabilities.          --              --
     Other, net ........................................         100               3
                                                             -------         -------
     Net cash provided by (used in)
       operating activities ............................       2,689           1,767
                                                             -------         -------
 CASH FLOWS FROM INVESTING ACTIVITIES:
   Increase in notes receivable ........................          --              --
   Collection of notes receivable ......................          --              --
   Proceeds from sale of property and equipment ........           8               5
   Additions of property and equipment .................      (1,551)           (339)
                                                             -------         -------
         Net cash used in investing activities .........      (1,543)           (334)
                                                             -------         -------
 CASH FLOWS FROM FINANCING ACTIVITIES:
   Borrowings of long-term debt ........................       1,000           7,569
   Payments of long-term debt ..........................        (902)            (90)
   Distributions to stockholders .......................      (3,777)         (8,844)
                                                                              (2,216)
   Sale of treasury stock ..............................          --              --
                                                             -------         -------
         Net cash provided by (used in)
           financing activities ........................      (3,679)         (1,365)
                                                             -------         -------
 NET INCREASE (DECREASE) IN CASH AND
   CASH EQUIVALENTS ....................................      (2,533)             68
 CASH AND CASH EQUIVALENTS, beginning of Period ........       3,366             833
                                                             -------         -------
 CASH AND CASH EQUIVALENTS, end of Period ..............     $   833         $   901
                                                             =======         =======
 SUPPLEMENTAL DISCLOSURE OF CASH FLOW INFORMATION:
   Cash paid for --
     Interest ..........................................     $    46         $    48
     Income Taxes ......................................     $   105         $    --


       The accompanying notes are an integral part of these consolidated financial statements.

               MILLS ELECTRICAL CONTRACTORS, INC. AND SUBSIDIARY
                CONSOLIDATED STATEMENTS OF STOCKHOLDERS' EQUITY
                    (IN THOUSANDS, EXCEPT SHARE INFORMATION)

                                               COMMON STOCK          ADDITIONAL                                           TOTAL
                                         ------------------------     PAID-IN         RETAINED        TREASURY        STOCKHOLDERS'
                                          SHARES          AMOUNT      CAPITAL         EARNINGS          STOCK            EQUITY
                                         --------        --------     --------        --------         --------         --------

BALANCE, December 31, 1993 .............      855        $      1     $     11        $  1,808         $    (68)        $  1,752
     Sale of 42 shares of treasury
       stock ...........................       --              --          164              --               17              181
     Distributions to stockholders .....       --              --           --            (147)              --             (147)
     Net income ........................       --              --           --           1,234               --            1,234
                                         --------        --------     --------        --------         --------         --------
BALANCE, December 31, 1994 .............      855               1          175           2,895              (51)           3,020
     Distributions to stockholders .....       --              --           --          (2,216)              --           (2,216)
     Net income ........................       --              --           --           3,145               --            3,145
                                         --------        --------     --------        --------         --------         --------
BALANCE, December 31, 1995 .............      855               1          175           3,824              (51)           3,949
     Distributions to stockholders .....       --              --           --          (3,687)              --           (3,687)
     Net income ........................       --              --           --           7,103               --            7,103
                                         --------        --------     --------        --------         --------         --------
BALANCE, December 31, 1996 .............      855               1          175           7,240              (51)           7,365
     Distributions to stockholders
     (Unaudited) .......................       --              --           --            (516)              --             (516)
     Net income (Unaudited) ............       --              --           --           3,686               --            3,686
                                         --------        --------     --------        --------         --------         --------
BALANCE, September 30, 1997 ............      855               1          175          10,410              (51)          10,535
     Distributions to stockholders......       --              --           --          (8,844)              --           (8,844)
     Net loss ..........................       --              --           --            (844)              --             (844)
                                         --------        --------     --------        --------         --------         --------
BALANCE, January 30, 1998 ..............      855        $      1     $    175        $    722         $    (51)        $    847
                                         ========        ========     ========        ========         ========         ========

       The accompanying notes are an integral part of these consolidated financial statements.

               MILLS ELECTRICAL CONTRACTORS, INC. AND SUBSIDIARY

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

1. BUSINESS AND ORGANIZATION:

    The accompanying consolidated financial statements include the accounts of Mills Electrical Contractors, Inc. (Mills), a Texas corporation, and its 89% owned subsidiary, Fort Worth Regional Electrical Systems, L.L.C. (RES), a Texas limited liability company (collectively, the Company). The subsidiary was formed during 1996. In September 1997, Mills sold 10% of the capital stock of RES to an officer of RES at net book value per share resulting in proceeds to the Company of $71,000. Financial statements prior to 1996 reflect only the accounts of Mills. All significant intercompany transactions have been eliminated in consolidation.

    The Company focuses on providing electrical system installation and repair services primarily for mid-sized to large commercial facilities as well as residential facilities. The Company performs the majority of its contract work under fixed price contracts, with contract terms generally ranging from 12 to 36 months. The Company performs the majority of its work in the Dallas-Fort Worth, Texas, area.

    On January 30, 1998, concurrent with the closing of the initial public offerings in the United States and Canada and outside the United States and Canada (the Offerings) of additional common stock by Integrated Electrical Services, Inc. (IES), the Company was acquired by IES. All outstanding shares of the Company's common stock were exchanged for cash and shares of IES common stock. In addition, the key executives of the Company entered into employment agreements with the Company and IES which have an initial term of five years, and generally restrict the disclosure of confidential information as well as restrict competition with the Company and IES for a period of two years following termination of employment. The Company has changed from a calendar to a September fiscal year.

2. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES:

Interim Financial Information

    The interim consolidated financial statements for the nine months ended September 30, 1996 and 1997, are unaudited and have been prepared pursuant to the rules and regulations of the Securities and Exchange Commission. Accordingly, they do not include all of the information and footnotes required by generally accepted accounting principles for complete financial statements. In the opinion of the Company's management, the unaudited interim consolidated financial statements contain all adjustments (consisting of normal recurring adjustments) considered necessary for a fair presentation. The results of operations for the interim periods are not necessarily indicative of the results for the entire fiscal year.

    The financial statements for the period from October 1, 1997 through January 30, 1998 are presented for purposes of complying with certain reporting requirements of Securities and Exchange Commission's Staff Accounting Bulletin No. 80 and are not necessarily indicative of the results to be expected for the entire year.

Cash and Cash Equivalents

    The Company considers all highly liquid investments purchased with an original maturity of three months or less to be cash equivalents.

Supplemental Cash Flow Information (in thousands)

    The Company had the following noncash investing and financing activities for the years ended December 31, 1994, 1995, 1996 and September 1997 and the nine months ended September 30, 1996 and 1997 and the period from October 1, 1997 through January 30, 1998:

                                                                                                                        PERIOD FROM
                                                                                                                        OCTOBER 1,
                                                                                         YEAR ENDED      NINE MONTHS       1997
                                                                                        SEPTEMBER 30,      ENDED          THROUGH
                                                                                        -------------   SEPTEMBER 30,   JANUARY 30,
                                            1994        1995        1996        1997        1996            1997            1998
                                           ------      ------      ------      ------      ------          -------          ------
                                                                                         (UNAUDITED)
 Property acquired in capital
 lease transactions ................       $  290      $  195      $  254      $   17      $  237          $    --          $   --
 Goodwill recognized in purchase
   transactions ....................       $   --      $   --      $  185      $   --      $  185          $    --          $   --

Inventories

    Inventories consist of parts and supplies held for use in the ordinary course of business and are stated at the lower of cost, net of an allowance for obsolescence, or market using the first-in, first-out (FIFO) method.

Property and Equipment

    Property and equipment are stated at cost, and depreciation is computed using the straight-line method over the estimated useful lives of the assets. Leasehold improvements are capitalized and amortized over the lesser of the life of the lease or the estimated useful life of the asset. Depreciation and amortization expense was $179,000, $253,000, $385,000, $637,000 and $245,000
for the years ended December 31, 1994, 1995 and 1996 and September 30, 1997 and for the period from October 1, 1997 through January 30, 1998, respectively.

    In June 1996, RES agreed to purchase a business, consisting of equipment in a capital lease transaction and an agreement to lease a building under an operating lease, as well as the purchase of the rights to the name "Regional Electric Systems" from an individual who became an officer of RES. The acquired assets were recorded at their estimated fair market value using the purchase method of accounting. The transaction resulted in the recognition of goodwill of approximately $185,000 which is being amortized over a 20 year period.

    Expenditures for repairs and maintenance are charged to expense when incurred. Expenditures for major renewals and betterments, which extend the useful lives of existing equipment, are capitalized and depreciated. Upon retirement or disposition of property and equipment, the cost and related accumulated depreciation are removed from the accounts and any resulting gain or loss is recognized in the statements of operations.

Revenue Recognition

    The Company recognizes revenue when services are performed except when work is being performed under a construction contract. Revenues from construction contracts are recognized on the percentage-of-completion method measured by the percentage of costs incurred to date to total estimated costs for each contract. Such contracts generally provide that the customers accept completion of progress to date and compensate the Company for services rendered measured in terms of hours expensed or some other measure of progress. Contract costs include all direct material and labor costs and those indirect costs related to contract performance, such as indirect labor, supplies, tools and repairs. Provisions for the total estimated losses on uncompleted contracts are made in the period in which such losses are determined. Changes in job performance, job conditions, estimated profitability and final contract settlements may result in revisions to costs and income and their effects are recognized in the period in which the revisions are determined. An amount equal to contract costs attributable to claims is included in revenues when realization is probable and the amount can be reliably estimated.

    The balances billed but not paid by customers pursuant to retainage provisions in construction contracts will be due upon completion of the contracts and acceptance by the customer. Based on the Company's experience with similar contracts in recent years, the retention balance at each balance sheet date will be collected within the subsequent fiscal year.

    The current asset, "Costs and estimated earnings in excess of billings on uncompleted contracts," represents revenues recognized in excess of amounts billed. The current liability, "Billings in excess of costs and estimated earnings on uncompleted contracts," represents billings in excess of revenues recognized.

Warranty Costs

    For certain contracts, the Company warrants labor for the first year after installation of new electrical systems. The Company generally warrants labor for 30 days after servicing of existing electrical systems. A reserve for warranty costs is recorded based upon the historical level of warranty claims and management's estimate of future costs.

Accounts Receivable and Provision for Doubtful Accounts

    The Company provides an allowance for doubtful accounts based upon the specific identification of accounts receivable where collection is no longer probable and a general reserve based upon the total trade and retainage accounts receivable balances.

Income Taxes

    The Company has elected S Corporation status as defined by the Internal Revenue Code, whereby the Company itself is not subject to taxation for federal purposes. Under S Corporation status, the stockholders report their share of the Company's taxable earnings or losses in their personal tax returns. Consequently, the accompanying consolidated financial statements of the Company include only a provision for state income taxes and do not include a provision for current or deferred federal income taxes. The Company intends to terminate its S Corporation status concurrently with the effective date of the Offerings.

Use of Estimates

    The preparation of financial statements in conformity with generally accepted accounting principles requires the use of estimates and assumptions by management in determining the reported amounts of assets and liabilities, disclosures of contingent liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates. Reference is made to the "Revenue Recognition" section of this footnote and Note 10 for discussion of significant estimates reflected in the Company's consolidated financial statements.

New Accounting Pronouncement

    Effective January 1, 1996, the Company adopted Statement of Financial Accounting Standards (SFAS) No. 121, "Accounting for the Impairment of Long-Lived Assets and for Long-Lived Assets to Be Disposed Of." Accordingly, in the event that facts and circumstances indicate that property and equipment or other assets may be impaired, an evaluation of recoverability would be performed. If an evaluation is required, the estimated future undiscounted cash flows associated with the asset are compared to the asset's carrying amount to determine if an impairment of such property is necessary. The effect of any impairment would be to expense the difference between the fair value of such property and its carrying value. Adoption of this standard did not have a material effect on the consolidated financial position or results of operations of the Company.

3. PROPERTY AND EQUIPMENT:

    Property and equipment consists of the following (in thousands):

                                                ESTIMATED             DECEMBER 31,
                                               USEFUL LIVES     -----------------------       SEPTEMBER 30,
                                                 IN YEARS         1995            1996            1997
                                                 --------       -------         -------         -------
 Transportation equipment ..............            3-5         $   788         $ 1,031         $ 1,346
 Machinery and equipment ...............              5             785           1,071           1,266
 Leasehold improvements ................           5-10             170             330             421
 Furniture and fixtures ................              5             591             901           1,439
 Less --  Accumulated depreciation
 and amortization ......................                         (1,422)         (1,658)         (2,075)
                                                                -------         -------         -------
      Property and equipment, net ......                        $   912         $ 1,675         $ 2,397
                                                                =======         =======         =======

4. DETAIL OF CERTAIN BALANCE SHEET ACCOUNTS:

    Activity in the Company's allowance for doubtful accounts receivable consists of the following (in thousands):

                                                                    YEAR ENDED
                                                   -------------------------------------------------
                                                              DECEMBER 31,             SEPTEMBER 30,
                                                   -------------------------------     -------------
                                                    1994         1995         1996         1997
                                                   -----        -----        -----     -------------

 Balance at beginning of period ...........        $  77        $ 128        $ 168        $ 432
 Additions to/(reduction  of) costs and
 expenses .................................           51           40          158          (37)
                                                   -----        -----        -----        -----

 Balance at end of period .................        $ 128        $ 168        $ 326        $ 395
                                                   =====        =====        =====        =====

    Included as a component of other receivables at December 31, 1995, is a note receivable from a corporation of $291,000 with interest at 10 percent per annum. This note was collected during 1996.

    Accounts payable and accrued expenses, trade consist of the following:

                                                   DECEMBER 31,
                                               --------------------     SEPTEMBER 30,
                                                1995          1996          1997
                                               ------        ------        ------

 Accounts payable, trade ..............        $2,236        $4,922        $6,275
 Accrued compensation and benefits ....         1,608         3,423         1,017
 Other accrued expenses ...............           595           541           380
                                               ------        ------        ------
                                               $4,439        $8,886        $7,672
                                               ======        ======        ======

    Electrical system installation contracts in progress are as follows:

                                                                                 DECEMBER 31,
                                                                           -------------------------       SEPTEMBER 30,
                                                                             1995             1996             1997
                                                                           --------         --------         --------

                    Costs incurred on contracts in progress .......        $ 33,016         $ 55,954         $ 80,236
                    Estimated earnings, net of losses .............           7,090           15,879           16,534
                                                                           --------         --------         --------
                                                                             40,106           71,833           96,770
                    Less -- Billings to date ......................         (41,721)         (76,027)         (97,152)
                                                                           --------         --------         --------
                                                                           $ (1,615)        $ (4,194)        $   (382)
                                                                           ========         ========         ========
                    Costs and estimated earnings in excess of
                      billings on uncompleted contracts ...........        $    131         $    329         $  1,584
                      Less --  Billings in excess of costs and
                        estimated earnings on uncompleted .........          (1,746)          (4,523)          (1,966)
                                                                           --------         --------         --------
                    contracts
                                                                           $ (1,615)        $ (4,194)        $   (382)
                                                                           ========         ========         ========

5. LINE-OF-CREDIT DEBT:

    The Company has a $2,000,000 line-of-credit agreement with a bank to be drawn upon as needed, with variable interest at the bank's prime rate, as defined, secured by accounts receivable, furniture, fixtures and equipment, an assignment of a $500,000 life insurance policy on the president and the president's personal guaranty. In June 1997, the line-of-credit agreement was extended to June of 1999. At September 30, 1997, there was an outstanding draw against this line of credit in the amount of $400,000, which is due and payable within one year.

    The line-of-credit agreement with the bank contains various covenants pertaining to working capital, certain financial ratios and net worth. At September 30, 1997, the Company was in compliance with all such covenants.

Long-Term Debt

    Long-term debt consists primarily of capital leases for the purchase of vehicles and construction equipment as discussed in Note 6.

    The Company has a term note payable with a bank, secured by a Company vehicle. The principal is payable monthly in the amount of $1,000 plus interest at 9.75 percent. At December 31, 1996 and September 30, 1997, a balance of $5,000 and $0 was due and payable within one year, respectively.

    The Company has an obligation to a related party for the purchase of the rights to the name "Regional Electric Systems" requiring monthly payments of principal and interest, at 8.25 percent, of $6,000 through May 1999. At December 31, 1996 and September 30, 1997, a balance of $60,000 and $63,000 was due and payable within one year, respectively.

    The maturities of the line of credit and long-term debt as of September 30, 1997, are as follows (in thousands):

Year ending September 30--
  1998................................................        $ 643
  1999................................................          143
  2000................................................           26
                                                              -----
                                                              $ 812
                                                              =====

6. LEASES:

Obligations Under Capital Leases

    The Company leases certain vehicles and construction equipment under leases classified as capital leases. The construction equipment lease is with an officer of the Company. The following is a schedule showing the future minimum lease payments under capital leases by years and the present value of the minimum lease payments as of September 30, 1997 (in thousands):

Year ending September 30--
  1998...............................................         $  212
  1999...............................................            103
  2000...............................................              5
                                                              ------
          Total minimum lease payments...............            320
Less -- Amounts representing interest................             17
                                                              ------
          Present value of minimum lease payments....         $  303
                                                              ======

Operating Leases

    The Company leases a building which is owned by the principal stockholder of the Company. The lease is classified as an operating lease and expires on October 31, 1997. The rent paid under this related-party lease was approximately $156,000, $156,000, $156,000 and $57,000 for the years ended
December 31, 1995, 1996 and September 30, 1997 and for the period from October 1, 1997 through January 30, 1998, respectively. The Company also leases a building which is owned by an officer of the Company. This lease commenced during 1996. The lease is classified as an operating lease and expires on May 31, 1999. The Company has an option to renew the lease for one additional two-year term at a reduced lease rate. The rent paid under this related-party lease was approximately $60,000 for the year ended September 30, 1997. The Company also rents certain office equipment and warehouse space under several operating lease agreements which vary in length and terms. The rent paid under these lease agreements was approximately $8,000, $45,000, $49,000 and $20,000 for the years ended December 31, 1995, 1996 and September 30, 1997 and for the period from October 1, 1997 through January 30, 1998, respectively.

    Future minimum lease payments under these noncancelable operating leases are as follows (in thousands):

Year Ended September 30--
     1998............................................          $ 138
     1999............................................             67
     2000............................................             38
     Thereafter......................................             71
                                                               -----
                                                               $ 314
                                                               =====

7. RELATED-PARTY TRANSACTIONS:

    The Company has entered into operating and capital lease transactions with related parties as discussed in Note 6.

    CIMA Services, Inc. (CIMA) and RES are related parties due to the ownership by the Company's president of 49% and 1%, respectively, of these companies' capital stock.

    The related-party transactions and balances are as follows (in thousands):

                                                                DECEMBER 31,
                                                           ----------------------     SEPTEMBER 30,
                                                            1995            1996          1997
                                                           -------        -------        -------

 Accounts receivable from CIMA .......................     $     2        $   208        $   632
 Accounts receivable from sale of subsidiary stock....          --             --             71
 Interest receivable from CIMA and officer ...........           1             --             --
 Accounts payable to CIMA ............................          23            633             --
 Contract revenues from CIMA .........................       1,116          1,257          1,368
 Purchases of material from CIMA .....................         812          1,080          2,062
 Interest income received from CIMA and officers......          38             14              1
 Minority interest in net income of RES ..............          --              3             (2)
 Liability attributable to minority interest .........          --              3             75
 Capital lease obligation to an officer of RES .......          --            116             82
 Payments  under capital lease  obligation with
  an officer of RES ..................................          --             31             54
 Payments under  operating  leases with officers
 of the Company ......................................          26            232            270

    Contract revenues from CIMA were approximately $250,000 and payments under operating leases with officers of the Company were approximately $78,000 for the period from October 1, 1997 through January 30, 1998. Additionally, the Company has guaranteed an officer note at a bank with an outstanding balance of approximately $125,000 at September 30, 1997. The Company's property and equipment has been cross-pledged as collateral.

8. EMPLOYEE BENEFIT PLAN:

    The Company has a defined contribution profit-sharing plan that covers all employees meeting certain age and service requirements. Company contributions to the plan are at the discretion of the board of directors. Contributions to the plan charged to operations in 1994, 1995, 1996 and the year ended September 30, 1997 and for the period from October 1, 1997 through January 30, 1998 were $186,000, $450,000, $789,000, $789,000 and $275,000, respectively.

9. FINANCIAL INSTRUMENTS:

    The Company's financial instruments consist of cash and cash equivalents, accounts receivable, accounts payable, a line of credit, notes payable and long-term debt. The Company believes that the carrying values of these instruments on the accompanying consolidated balance sheets approximates their fair values.

10. COMMITMENTS AND CONTINGENCIES:

Litigation

    The Company is involved in disputes or legal actions arising in the ordinary course of business. Management does not believe the outcome of such legal actions will have a material adverse effect on the Company's consolidated financial position or results of operations.

Insurance

    The Company carries a broad range of insurance coverage, including workers' compensation, business auto liability, commercial general liability, property and an umbrella policy. The Company has not incurred significant uninsured losses on any of these items.

11. MAJOR CUSTOMERS AND RISK CONCENTRATION:

    The Company had sales greater than 10 percent of total sales to three major customers (comprising approximately 20%, 12% and 11% of total sales), two major customers (comprising approximately 15% and 13% of total sales), two major customers (comprising approximately 20% and 18% of total sales) and one major customer (comprising approximately 32% of total sales) during the years ended December 31, 1994, 1995, 1996 and September 1997, respectively. The Company did not have sales greater than 10 percent of total sales to any one customer during the period from October 1, 1997 through January 30, 1998.

    In addition, the Company grants credit, generally without collateral, to its customers, which are usually general contractors located primarily in the Dallas-Fort Worth, Texas area. Consequently, the Company is subject to potential credit risk related to changes in business and economic factors within the Dallas-Fort Worth, Texas, area. However, management believes that its contract acceptance, billing and collection policies are adequate to minimize the potential credit risk.

Cash and Cash Equivalents

    The Company routinely maintains cash balances in financial institutions in excess of federally insured limits.

12.  BACKCHARGE CLAIMS:

    It is the Company's policy to recognize income from backcharge claims only when a definitive agreement has been reached and collection is reasonably assured. In December 1996, the Company reached a settlement on one of its backcharge claims related to prior periods for approximately $856,000 which is reflected in the accompanying consolidated statement of operations for the year ended December 31, 1996, as an increase in revenues and as a component of other receivables in the accompanying consolidated balance sheet at December 31, 1996. This amount was collected in 1997.

               REPORT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS



Board of Directors
DAVIS ELECTRICAL CONSTRUCTORS, INC.
Greenville, South Carolina

    We have audited the accompanying balance sheet of DAVIS ELECTRICAL CONSTRUCTORS, INC. as of September 30, 1997 and 1996, and the related statements of income and retained earnings and cash flows for each of the three years in the period ended September 30, 1997. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

    We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audits to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

    In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of DAVIS ELECTRICAL CONSTRUCTORS, INC. as of September 30, 1997 and 1996, and the results of its operations and its cash flows for each of the three years in the period ended September 30, 1997, in conformity with generally accepted accounting principles.

                                       Elliott, Davis & Company, L.L.P.

Greenville, South Carolina
December 2, 1997

                      DAVIS ELECTRICAL CONSTRUCTORS, INC.
                                 BALANCE SHEETS
                        (IN THOUSANDS EXCEPT SHARE DATA)

                                                           SEPTEMBER 30,   SEPTEMBER 30,     JUNE 30,
                                                               1996            1997            1998
                                                             --------        --------        --------
                                                                                            (UNAUDITED)

ASSETS

 CURRENT ASSETS
 Cash and cash equivalents                                   $  5,338        $  6,203        $  3,652
 Accounts receivable                                           14,139          11,079          10,240
 Costs and estimated earnings in excess of billings
 on uncompleted contracts                                         581             769           2,459
 Other assets                                                      71              86              54
                                                             --------        --------        --------
 Total current assets                                          20,129          18,137          16,405
 PROPERTY AND EQUIPMENT                                         1,496           1,320           1,171
 OTHER ASSETS
 Cash value of life insurance                                   2,119           2,373           2,529
 Deposit                                                          393             771             771
 Other assets                                                     328             312             312
                                                             --------        --------        --------
                                                                2,840           3,456           3,612
                                                             --------        --------        --------

                                                             $ 24,465        $ 22,913        $ 21,188
                                                             ========        ========        ========

 LIABILITIES AND STOCKHOLDERS' EQUITY

 CURRENT LIABILITIES
 Accounts payable                                            $  1,450        $    872        $  1,434
 Dividends payable                                              2,598           3,572              --
 Accrued salaries and wages                                     1,324           2,142           1,089
 Billings in excess of costs and estimated earnings
 on uncompleted contracts                                       3,711           1,130             360
 Accrued expenses and other liabilities                         1,853           1,851           1,843
                                                             --------        --------        --------
 Total current liabilities                                     10,936           9,567           4,726

 DEFERRED COMPENSATION                                          2,539           2,742           2,907
 STOCKHOLDERS' EQUITY
 Common stock, par value $1 per share; authorized
 500,000 shares; issued and outstanding 62,500 shares              62              62              62
 Additional paid-in capital                                       130             130             130
 Retained earnings                                             10,798          10,412          13,363
                                                             --------        --------        --------
                                                               10,990          10,604          13,555
                                                             --------        --------        --------

                                                             $ 24,465        $ 22,913        $ 21,188
                                                             ========        ========        ========

   The accompanying notes are an integral part of these financial statements.

                      DAVIS ELECTRICAL CONSTRUCTORS, INC.
                   STATEMENTS OF INCOME AND RETAINED EARNINGS
                                 (IN THOUSANDS)

                                                                                                          NINE  MONTHS
                                                                YEAR ENDED                                   ENDED
                                                               SEPTEMBER 30,                                JUNE 30,
                                              ---------------------------------------------         ---------------------------
                                                 1995              1996             1997              1997              1998
                                              ---------         ---------         ---------         ---------         ---------
                                                                                                                     (UNAUDITED)

 CONTRACT REVENUE EARNED                      $  81,065         $  92,974         $ 100,020         $  78,808         $  64,756

 COSTS OF EARNED REVENUE                         69,003            76,923            82,101            64,982            56,653
                                              ---------         ---------         ---------         ---------         ---------

    Gross profit                                 12,062            16,051            17,919            13,826             8,103

 GENERAL AND ADMINISTRATIVE EXPENSES              8,677            12,890            14,196             5,962             5,254
                                              ---------         ---------         ---------         ---------         ---------

    Income from operation                         3,385             3,161             3,723             7,864             2,849

 OTHER INCOME:
    Interest Income                                  49               166               290               179               102
    Interest Expense                                (24)              (22)               (2)               (1)               --
                                              ---------         ---------         ---------         ---------         ---------
    Pretax Income                                 3,410             3,305             4,011             8,042             2,951

 INCOME TAX PROVISION (Note 9)                    1,345             1,010                --                --                --
                                              ---------         ---------         ---------         ---------         ---------
 Net Income                                       2,065             2,295             4,011             8,042             2,951

 RETAINED EARNINGS, BEGINNING OF YEAR            10,016            12,081            10,798            10,798            10,412

 DIVIDENDS                                           --            (3,578)           (4,397)             (600)               --
                                              ---------         ---------         ---------         ---------         ---------

 RETAINED EARNINGS, END OF YEAR               $  12,081         $  10,798         $  10,412         $  18,240         $  13,363
                                              =========         =========         =========         =========         =========

   The accompanying notes are an integral part of these financial statements.

                      DAVIS ELECTRICAL CONSTRUCTORS, INC.
                            STATEMENTS OF CASH FLOWS
                                 (IN THOUSANDS)


                                                                                        YEAR ENDED
                                                                                       SEPTEMBER 30,
                                                                            1995           1996            1997
                                                                          -------         -------         -------

 OPERATING ACTIVITIES
 Net income                                                               $ 2,065         $ 2,295         $ 4,011
 Adjustments to reconcile net income to net cash provided by operating activities
 (Gain) loss on sale of equipment                                             (19)            (16)             29
 Deferred tax                                                                (270)            879
 Depreciation                                                                 466             590             532
 Changes in deferred and accrued amounts
 Accounts receivable                                                       (2,804)            332           3,061
 Costs and estimated earnings in excess of billings on uncompleted           (235)          1,053            (188)
 contracts
 Deposits                                                                      --            (393)           (378)
 Other assets                                                                  26             (17)             --
 Accounts payable                                                             299          (1,084)           (578)
 Dividends payable                                                             --              --          (2,598)
 Accrued salaries and wages                                                   271            (591)            818
 Billings in excess of costs and estimated earnings on uncompleted             32           2,763          (2,581)
 contracts
 Accrued expenses and other liabilities                                      (120)            209              (2)
 Income taxes                                                                 285              --
 Deferred compensation                                                        713             188             203
                                                                          -------         -------         -------
 Net cash provided by operating activities                                    709           6,208           2,329
                                                                          -------         -------         -------

 INVESTING ACTIVITIES
 Proceeds from sale of equipment                                               20              15              18
 Purchase of equipment                                                       (857)           (526)           (403)
 Increase in cash value of life insurance                                    (224)           (240)           (254)
 Increase in investments and other assets                                      25              --              --
                                                                          -------         -------         -------
 Net cash used for investing activities                                    (1,036)           (751)           (639)
                                                                          -------         -------         -------

 FINANCING ACTIVITIES
 Payment of note payable                                                     (200)             --              --
 Dividends                                                                     --            (980)           (825)
                                                                          -------         -------         -------
 Net cash used for financing activities                                      (200)           (980)           (825)
                                                                          -------         -------         -------
 Net increase in cash and cash equivalents                                   (527)          4,477             865
 CASH AND CASH EQUIVALENTS, BEGINNING OF YEAR                               1,388             861           5,338
                                                                          -------         -------         -------

 CASH AND CASH EQUIVALENTS, END OF YEAR                                       861           5,338           6,203
                                                                          =======         =======         =======

 CASH PAID FOR
 Interest                                                                 $    24         $    22         $     2
                                                                          =======         =======         =======
 Income taxes                                                             $ 1,338         $   365         $    --
                                                                          =======         =======         =======

                                                                            NINE MONTHS ENDED
                                                                                 JUNE 30,
                                                                          -----------------------
                                                                           1997            1998
                                                                          -------         -------
                                                                                (UNAUDITED)
 OPERATING ACTIVITIES
 Net income                                                               $ 8,042         $ 2,951
 Adjustments to reconcile net income to net cash provided by operating activities
 (Gain) loss on sale of equipment                                              --              --
 Deferred tax
 Depreciation                                                                 266             267
 Changes in deferred and accrued amounts
 Accounts receivable                                                        3,033             839
 Costs and estimated earnings in excess of billings on uncompleted           (834)         (1,690)
 contracts
 Deposits                                                                      20              32
 Other assets                                                                (378)             --
 Accounts payable                                                            (937)            562
 Dividends payable                                                         (2,598)         (3,572)
 Accrued salaries and wages                                                  (183)         (1,053)
 Billings in excess of costs and estimated earnings on uncompleted         (2,469)           (770)
 contracts
 Accrued expenses and other liabilities                                       221              (8)
 Income taxes
 Deferred compensation                                                        152             165
                                                                          -------         -------
 Net cash provided by operating activities                                  4,335          (2,277)
                                                                          -------         -------

 INVESTING ACTIVITIES
 Proceeds from sale of equipment                                               --              --
 Purchase of equipment                                                       (269)           (118)
 Increase in cash value of life insurance                                    (166)           (156)
 Increase in investments and other assets                                      --              --
                                                                          -------         -------
 Net cash used for investing activities                                      (435)           (274)
                                                                          -------         -------

 FINANCING ACTIVITIES
 Payment of note payable                                                       --              --
 Dividends                                                                   (600)             --
                                                                          -------         -------
 Net cash used for financing activities                                      (600)             --
                                                                          -------         -------
 Net increase in cash and cash equivalents                                  3,300          (2,551)
 CASH AND CASH EQUIVALENTS, BEGINNING OF YEAR                               5,338           6,203
                                                                          -------         -------

 CASH AND CASH EQUIVALENTS, END OF YEAR                                     8,638           3,652
                                                                          =======         =======

 CASH PAID FOR
 Interest                                                                 $     1         $    --
                                                                          =======         =======
 Income taxes                                                             $    --         $    --
                                                                          =======         =======

         NONCASH INVESTING AND FINANCING ACTIVITIES

                  The Company accrued $3,571,483 in 1997 and $2,598,000 in 1996, for dividends on common stock.

                          The accompanying notes are an integral part of these financial statements.

                      DAVIS ELECTRICAL CONSTRUCTORS, INC.
                         NOTES TO FINANCIAL STATEMENTS
                         YEAR ENDED SEPTEMBER 30, 1997

NOTE 1 - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES AND ACTIVITIES

    The Company is a national industrial electrical contractor. The Company extends credit to its customers who are concentrated primarily in the Southeastern region of the United States. The home office is located in Greenville, South Carolina with branch offices in Midland, Michigan operating as Davis Constructors Division and in Baton Rouge, Louisiana operating as Davis International Division.

    In September, 1998, the Company and its stockholders entered into a definitive agreement with Integrated Electrical Services, Inc. (IES), pursuant to which all outstanding shares of Company's common stock was exchanged for cash and shares of IES common stock. In addition, the key executives of the Company entered into employment agreements with the Company and IES which have an initial term of three to five years, and generally restrict the disclosure of confidential information as well as restrict competition with the Company and IES for a period of two years following termination of employment.

    Interim Financial Information

        The interim financial statements for the nine months ended June 30, 1998 and 1997, are unaudited and have been prepared pursuant to the rules and regulations of the Securities and Exchange Commission. Accordingly, they do not include all of the information and footnotes required by generally accepted accounting principles for complete financial statements. In the opinion of the Company's management, the unaudited interim financial statements contain all adjustments (consisting of normal recurring adjustments) considered necessary for a fair presentation. The results of operations for the interim periods are not necessarily indicative of the results for the entire fiscal year.

    Revenue And Cost Recognition

        The Company reports contract revenues from firm-price and guaranteed maximum contracts on the percentage-of-completion method, measured by the percentage of costs incurred to date, to the total estimated costs for each contract. Revisions in contract revenues and cost estimates are reflected in the period in which the facts that require the revisions become known. Revenues from cost-plus-percentage and cost-plus-fixed fee contracts are reported as the costs are incurred. Provisions for estimated losses on uncompleted contracts are made in the period in which such losses become known.

       Contract costs include all direct material, labor and sub-contract costs and those indirect costs related to contract performance, such as indirect labor, equipment repairs, equipment rent, tools and supplies. General and administrative costs are charged to expense as incurred.

    Property And Equipment

        Property and equipment, including permanent improvements to existing facilities, are carried at cost. Maintenance, repairs and other expenses not resulting in improvements are charged to expense as incurred. Depreciation is calculated using accelerated methods over the estimated useful lives of the respective assets.

    Income Taxes

        The Company, with the consent of its stockholders, has elected to be taxed as an S corporation effective October 1, 1995. Earnings and losses after that date are included in the personal income tax returns of the stockholders. Accordingly, the Company will not incur income tax obligations, and the financial statements will not include a provision for income taxes, except for provision of taxes in those states that do not recognize the S corporation election.

    Cash And Cash Equivalents

        For purposes of reporting cash flows, the Company considers all liquid, nonequity investments with an original maturity of three months or less to be cash equivalents. The Company places its temporary cash investments with high credit quality financial institutions. At times such investments may be in excess of the FDIC insurance limits.

    Estimates

        The financial statements include estimates and assumptions that affect the Company's financial position and results of operations and disclosure of contingent assets and liabilities. Actual results could differ from these estimates.

NOTE 2 - ACCOUNTS RECEIVABLE

                                                          SEPTEMBER 30
                                                      --------------------
                                                       1996          1997
                                                      ------        ------

 The following summarizes accounts receivable:
 Contract receivables                                 12,920         9,517
 Contract retainages                                   1,081         1,432
 Officers and employees                                  138           130
                                                      ------        ------
                                                      14,139        11,079
                                                      ======        ======

NOTE 3 - CONTRACTS IN PROGRESS

                                                              SEPTEMBER 30
                                                        -------------------------
                                                          1996             1997
                                                        --------         --------

 The following summarizes uncompleted contracts:

 Firm price contracts
 Costs                                                  $  8,414         $ 23,159
 Estimated earnings                                        2,127            6,322
                                                        --------         --------
                                                          10,541           29,481
 Less billings                                            14,118           30,213
                                                        --------         --------
                                                          (3,577)            (732)
 Unbilled costs on cost-plus contracts                       447              371
                                                        --------         --------
                                                        $ (3,130)        $   (361)
                                                        ========         ========
 Included in current assets as:
 Costs and estimated earnings in excess of
  billings on uncompleted contracts                     $    581         $    769

 Included in current liabilities as:
 Billings in excess of costs and estimated
  earnings on uncompleted contracts                        3,711            1,130
                                                        --------         --------
                                                        $ (3,130)        $   (361)
                                                        ========         ========

NOTE 4 - PROPERTY AND EQUIPMENT

    Property and equipment at September 30 consists of the following:

                                                     1996                                   1997
                                       -------------------------------        -------------------------------
                                                 ACCUMULATED                            ACCUMULATED
                                       COST      DEPRECIATION      NET        COST      DEPRECIATION      NET
                                       -----     ------------      ---        -----     ------------      ---

 Automobiles and trucks                1,170          562          608        1,359          739          620
 Construction and related equipment    2,260        1,594          666        2,357        1,828          529
 Office furniture and equipment          795          612          183          818          689          129
 Leasehold improvements                  255          216           39          273          231           42
                                       -----        -----        -----        -----        -----        -----
                                       4,480        2,984        1,496        4,807        3,487        1,320
                                       =====        =====        =====        =====        =====        =====

NOTE 5 - NOTE PAYABLE

    The Company has an unsecured $4,000,000 line of credit with a bank which is partially guaranteed by the majority stockholder of the Company with his guaranty limited to $2,000,000. The line bears interest at Libor plus 185 basis points and expires January 28, 1998. At September 30, 1997, $1,300,000 of the line has been used under letters of credit which expire March 1, 1998 and April 1, 1998, leaving $2,700,000 available for additional draws. At September 30, 1996, $1,250,000 of the line has been used under letters of credit which expire March 1, 1997 and April 1, 1997, leaving $2,750,000 available for additional draws. Letters of credit issued in connection with the lines of credit are secured by the cash surrender value of life insurance on the life of the majority stockholder of the Company. The provisions of the lines of credit contain various covenants requiring the Company to maintain certain ratios and to perform or not perform other actions. At September 30, 1997 and 1996, the Company was in compliance with these provisions.

NOTE 6 - ACCRUED EXPENSES AND OTHER LIABILITIES

                                                                              SEPTEMBER 30
                                                                          --------------------
                                                                           1996          1997
                                                                          ------        ------

 Accrued expenses and other liabilities are summarized as follows:

 Payroll taxes withheld and accrued                                       $  599        $  655
 Workers' compensation and general liability insurance                     1,005           829
 State sales and use tax                                                      37            27
 Other liabilities                                                           212           340
                                                                          ------        ------

                                                                          $1,853        $1,851
                                                                          ======        ======

NOTE 7 - EMPLOYEE BENEFITS

    The Company provides deferred compensation to key employees under the Davis Electrical Constructors, Inc. Incentive Plan. The plan provides for the award of units to participants that are equivalent in value to one share of the Company's stock at book value. Effective October 1, 1996, the Company elected to suspend the Davis Electrical Constructors, Inc. Incentive Plan. The effect of this election was to cease the appreciation in the book value of the unit as compared to the initial value per unit defined by the plan on the date of award. All other terms of the plan are still in effect. The present value of deferred compensation under the plan since inception is computed as follows:

                                                                        SEPTEMBER 30
                                                                     1996          1997
                                                                    ------        ------

 Deferred compensation from appreciation of units awarded to        $5,277        $5,277
 participants
 Discounted at 8 percent for the time value of money
 until the dates of estimated future payouts                         2,738        $2,535
                                                                    ------        ------
 Present value of deferred compensation                             $2,539        $2,742
                                                                    ======        ======

    For the years ended September 30, 1997 and 1996, $203,550 and $188,047 was charged to operations under the Plan, respectively. The compensation deferred under the plan is currently 60 percent vested to the participants. Vesting under the plan begins after the fifth year of participation and increases twenty percent per year until fully vested. Provisions for full vesting of benefits under the plan are also provided upon the death or disability of the participant, termination of the plan and certain other events related to the majority stockholder.

    The participants shall receive payment of plan benefits upon termination of employment or upon specific actions by the board of directors. Upon termination of a participant's employment, the participant shall receive payment of the value of his share units over such period of time (not to exceed ten years) as the board shall determine in its absolute discretion.

    The Company also provides an executive bonus plan whereby the Company shall pay bonuses for each fiscal year to each identified executive in an amount equal to a specified percentage of Company's net profits for such fiscal year.

NOTE 8 - LEASE COMMITMENTS

    At September 30, 1997 and 1996, the Company was obligated under several non-cancelable operating leases on certain property and equipment that had an initial or remaining term of more than one year. Lease payments charged to operations under such leases were approximately $551,745 for the year ended September 30, 1997 and $558,000 for the year ended September 30, 1996, respectively. Future minimum lease payments under such operating leases that have initial or non-cancelable terms in excess of one year are as follows:

                                              SEPTEMBER 30, 1997
                                              ------------------
      1998                                             371
      1999                                             167
      2000                                             138
      2001                                              90
      2002 and thereafter                              315
                                                     -----
                                                     1,081
                                                     =====

NOTE 9 - INCOME TAXES

    The provision for income taxes for the year ended September 30, 1996 and 1995 consists of the following components:

                                                     1995             1996
                                                    -------         -------

 State income taxes currently payable               $ 1,615         $   132
 Deferred tax benefit                                  (270)             --
 Reversal of prior years' deferred tax asset             --             878
                                                    -------         -------
 Total                                              $ 1,345         $ 1,010
                                                    =======         =======

    As discussed in Note 1, the Company has elected S corporation status effective as of October 1, 1995. Accordingly, the deferred tax asset of $878,593 as of the date the election for the change was filed has been eliminated through the deferred tax provision.

NOTE 10 - COMMITMENTS AND CONTINGENCIES

    The Company is self insured on major medical coverage which it provides to its employees. Specific and aggregate excess reinsurance is carried by the Company to limit potential costs under the self insured plan. Amounts due for claims submitted by covered employees and the related charges to operations are accounted for in the period the underlying occurrence or incident for the claim occurs. Claims payable are processed by an administrator designated by the Company.

    The Company is insured for workers compensation claims in certain states under policies with high deductible provisions generally totaling $250,000 per incident. Specific and aggregate excess reinsurance is carried by the Company to limit potential costs.

NOTE 11 - RELATED PARTY TRANSACTIONS

    The Company leases offices, warehouses and certain equipment from stockholders and partnerships in which the stockholders are partners. For the years ended September 30, 1997 and 1996, approximately $630,556 and $422,000 was charged to operations under such operating leases, respectively.

NOTE 12 - MAJOR CUSTOMERS AND RISK CONCENTRATION

    The Company had sales of approximately 27.9 percent of total sales to two major customers during 1997. In addition, the Company grants credit, generally without collateral, to its customers, which are general contractors in the industrial construction markets. Consequently, the Company is subject to potential credit risk related to changes in business and economic factors within the industrial construction markets. However, management believes that its contract acceptance, billing and collection policies are adequate to minimize the potential credit risk.

ITEM 7. EXHIBITS

        (C) EXHIBITS

              23.1  Consent of Arthur Andersen, LLP
              23.2  Consent of Elliott, Davis & Company, LLP

                                   SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Current Report to be signed on its behalf by the undersigned, thereunto duly authorized.


                                            INTEGRATED ELECTRICAL SERVICES, INC.
                                                By: /s/ JOHN F. WOMBWELL
                                                        JOHN F. WOMBWELL
                                                        SENIOR VICE PRESIDENT
                                                            AND GENERAL COUNSEL

Dated: May 6, 1999

                                 EXHIBIT INDEX

23.1  Consent of Arthur Andersen, LLP
23.2  Consent of Elliott, Davis & Company, LLP